Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: (937) 224-5940

DPL ANNOUNCES TIMING OF YEAR END 2005 EARNINGS RELEASE, WEBCAST CONFERENCE CALL

DAYTON, Ohio, January 20, 2006 – DPL Inc. (NYSE: DPL) will announce its year end 2005 earnings on Wednesday, February 15, 2006, after the market closes.

In conjunction with the earnings release, DPL will conduct a webcast conference call with financial analysts on Thursday, February 16, 2006 at 9:00 a.m. Eastern Time.  DPL executive management will present an overview of financial results followed by a question and answer session.

Interested parties, including investors and the media, can access the call real-time on the DPL website at www.dplinc.com.  Please go to the site at least fifteen minutes prior to the start of the event to register, download and install any necessary software.  A replay of the call will be archived on the site in the investor relations section.

About DPL

DPL Inc. (NYSE: DPL) is a regional electric energy and utility company.  DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major governmental, industrial, and commercial customers.  DPL, through its subsidiaries, owns and operates approximately 4,400 megawatts of generation capacity, of which 2,800 megawatts are low cost coal-fired units and 1,600 megawatts are natural gas fired peaking units.  Further information can be found at www.dplinc.com.

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Matters presented which relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements.  Forward-looking statements are based on management’s beliefs, assumptions and expectation of the Company’s future economic performance, taking into account the information currently available to management.  These statements are not statements of historical fact.  Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to many factors beyond DPL’s control.

Forward-looking statements speak only as of the date of the document in which they are made.  We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.